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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549



                             -----------------------

                                    FORM 8-K

                             -----------------------


                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


        Date of Report (Date of earliest event reported) January 18, 2001


                               LABRANCHE & CO INC.
          -------------------------------------------------------------
             (Exact name of registrant as specified in its charter)


       DELAWARE                        001-15251                 13-4064735
------------------------------      ----------------        --------------------
(State or other jurisdiction          (Commission             (IRS Employer
     of incorporation)                 File Number)          Identification No.)



ONE EXCHANGE PLAZA, NEW YORK, NEW YORK                              10006
--------------------------------------                           -----------
(Address of principal executive offices)                         (Zip Code)



Registrant's telephone number, including area code: (212) 425-1144
                                                    ----------------------------


                                 NOT APPLICABLE
--------------------------------------------------------------------------------
          (Former name or former address, if changed since last report)


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ITEM 5. OTHER EVENTS

         On January 18, 2001, LaBranche & Co Inc. ("LaBranche") and ROBB PECK McCOOEY Financial Services, Inc. ("RPM") entered into an Agreement and Plan of Merger (the "Merger Agreement"), pursuant to which LaBranche will acquire RPM by process of a merger (the "Merger"). As a result of the Merger, the stockholders of RPM will receive approximately 6.9 million shares of LaBranche common stock and shares of non-convertible preferred stock of LaBranche having a value expected to be approximately $100 million. In addition, outstanding RPM stock options will be converted into options to acquire approximately 2.8 million shares of LaBranche common stock.

         A copy of the press release announcing the execution of the Merger Agreement is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

         The Merger will be accounted for as a purchase transaction. Consummation of the Merger is subject to customary closing conditions, including the approval of the stockholders of RPM and certain regulatory approvals.

         The foregoing description of the Merger Agreement and the transactions contemplated thereby does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement, a copy of which will be filed with the Securities and Exchange Commission (the "SEC") at a later date in an appropriate filing.

         It is expected that LaBranche will file a Registration Statement on SEC Form S-4 in connection with the merger of RPM with and into LaBranche, and that LaBranche will provide security holders of RPM with a Prospectus containing important information about LaBranche, RPM, the Merger and related matters. Security holders of RPM are urged to read the Registration Statement and the Prospectus carefully when they are available. Security holders will be able to obtain free copies of these documents, once available, as well as LaBranche's other SEC filings, through the website maintained by the SEC at http://www.sec.gov. Free copies of the Prospectus, once available, and LaBranche's other SEC filings also may be obtained from LaBranche by directing a request through the Investors Relations portion of LaBranche's website at http://www.labranche.com or by mail to LaBranche & Co Inc., One Exchange Plaza, New York, New York 10006, Telephone: (212) 425-1144.

ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.


         (c)      EXHIBITS


                  99.1  Press release, dated January 19, 2001.



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                                   SIGNATURES


                  Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                           LABRANCHE & CO INC.



Date: January 19, 2001                     By: /s/ Harvey Traison
                                              ---------------------------------
                                              Name:   Harvey Traison
                                              Title:  Senior Vice President and
                                                      Chief Financial Officer



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                                  EXHIBIT INDEX

         99.1     Press release, dated January 19, 2001.